Exhibit 10.2

QES LEGACY

LONG-TERM INCENTIVE PLAN

(THE PRIOR PLAN)

Section 1. Purpose of the Plan. The Quintana Energy Services LP Long-Term Incentive Plan (as amended from time to time, the “Prior Plan”) was originally adopted by Quintana Energy Services GP LLC, a Delaware limited liability company, the general partner of Quintana Energy Partners, L.P., a Delaware limited partnership. The Prior Plan has been assumed and adopted by Quintana Energy Services Inc. (the “Company”) and amended, restated and renamed the Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan (as amended from time to time, the “Plan”) as set forth herein. The Plan supersedes and replaces in its entirety the Prior Plan. The Plan is intended to promote the interests of the Company and its Affiliates by providing to Employees, Consultants and Directors incentive compensation awards denominated in or based on Stock to encourage superior performance. The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage such individuals to devote their best efforts to advancing the business of the Company and its Affiliates.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

(c) “Award” means an Option, Restricted Stock, Phantom Unit, DER, Stock Appreciation Right, Other Stock-Based Award or Cash Award granted under the Plan.

(d) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(e) “Board” means the board of directors of the Company.

(f) “Cash Award” means an Award denominated in cash granted pursuant to Section 6(d).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Board or such committee of, and appointed by, the Board to administer the Plan; provided, however, that in the absence of the Board’s appointment of another committee to administer the Plan, the Compensation Committee of the Board shall serve as the Committee.

(i) “Company IPO” means the first underwritten initial public offering of Stock (or other securities of the Company) that is registered under the Securities Act of 1933, as amended.

(j) “Consultant” means an individual, other than a Director or Employee, who renders bona fide consulting or advisory services to the Company or any of its Affiliates.

(k) “DER” means a dividend equivalent right representing a contingent right to receive an amount in cash, Stock, Restricted Stock and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the dividends made by the Company with respect to a share of Stock during the period such Award is outstanding.

(l) “Director” means a member of the Board who is not an Employee.

(m) “Effective Date” means May 30, 2017.

(n) “Employee” means an employee of the Company or any of its respective Affiliates.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any given date, (i) if the Stock are traded on a national securities exchange on such date, the closing sales price of a share of Stock on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were reported sales) on the New York Stock Exchange or, if the Stock is not then-listed on such exchange, on any other national securities exchange on which the Stock is listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select or (ii) if there is no regular public trading market for the Stock at the time a determination of fair market value is required to be made hereunder, the amount determined in good faith by the Committee to be the fair market value of a share of Stock as of such date.

(q) “Option” means an option to purchase Stock granted pursuant to Section 6(a).

(r) “Other Stock-Based Award” means an Award granted pursuant to Section 6(d).

(s) “Participant” means an Employee, Consultant or Director granted an Award under the Plan.

(t) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(u) “Phantom Unit” means a notional interest granted pursuant to Section 6(b) that, to the extent vested, entitles the Participant to receive a share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement), an amount of cash equal to the Fair Market Value of a share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(v) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3.

(w) “Restricted Period” means the period established by the Committee with respect to an Award or share of Stock during which the Award or share of Stock remains subject to restrictions established by the Committee, including, without limitation, a period during which an Award or share of Stock is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be. As the context requires, the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed on an Award or share of Stock during such Restricted Period.

(x) “Restricted Stock” means a share of Stock granted pursuant to Section 6(b) that is subject to a Restricted Period.

(y) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(z) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(aa) “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued after the effective date of the Plan.

(bb) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 4(c).

(cc) “Stock Appreciation Right” or “SAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a share of Stock on the exercise date of the SAR over the exercise price established for such SAR. Such excess may be paid in cash and/or in shares of Stock as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, subject to Section 3(b); provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is then an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company and any of its Affiliates, any Participant, and any beneficiary of any Award.

(b) Authority of a Subcommittee of the Committee. If the Board is not functioning as the Committee, then at any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) by the full Board. Such action, authorized by such a subcommittee, by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the full Board, shall be the action of the Committee for all purposes of the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Section 4. Stock.

(a) Limits on Stock Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, 1,627,215 shares of Stock are reserved and available for delivery with respect to Awards. If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Stock pursuant to such Award (the grant of Restricted Stock is not a delivery of Stock for this purpose unless and until the Restricted Period for such Restricted Stock lapses), or if any shares of Stock under an Award are held back to cover the exercise price or tax withholding (including the withholding of Stock with respect to an Award of Restricted Stock), then, in either such case, the Stock underlying such Awards that is so forfeited, cancelled, exercised, settled in cash or that otherwise terminate or expire without the actual delivery of Stock and Stock so held back shall be available to satisfy future Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Sources of Stock Deliverable under Awards. Any Stock delivered pursuant to an Award shall consist, in whole or in part, of (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

(c) Adjustments.

(i) Certain Restructurings. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number of shares and type of Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted under the Plan after such event. Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Stock that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Stock or other securities available for grant under the Plan.

(ii) Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(c)(i), in the event that the Committee determines that any distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, change of control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar transaction or event affects shares of Stock such that an adjustment is determined by the

Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted, (B) the number of shares and type of Stock (or other securities or property) subject to outstanding Awards, and (C) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of shares of Stock subject to any Award shall always be a whole number. Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (I) remove any applicable forfeiture restrictions on any Award; (II) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee; (III) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the Company or any of its Affiliates to pay to each holder an amount of cash per share of Stock equal to the per share of Stock value as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or SAR exceeds such per share of Stock value as determined by the Committee, no consideration will be paid with respect to that Award; (IV) cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; or (V) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including, without limitation, the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6. Awards.

(a) Options and SARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or SARs shall be granted, the number of shares of Stock to be covered by each Option or SAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option or subject to a SAR shall be determined by the Committee at the time the Option or SAR is granted but, except with respect to substitute Awards pursuant to Section 6(e)(viii), may not be less than the Fair Market Value of a share of Stock as of the date of grant of such Option or SAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or SAR, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or SAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding shares of Stock having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a note (in a form acceptable to the Company), or any combination of the foregoing methods.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with (or service to) the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Options and SARs awarded to the Participant shall be automatically forfeited on such termination.

(b) Restricted Stock and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Stock or Phantom Units shall be granted, the number of shares of Restricted Stock or number of Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Stock or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Restricted Stock or Phantom Units.

(i) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with (or service to) the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested shares of Restricted Stock and Phantom Units awarded to the Participant shall be automatically forfeited on such termination.

(ii) Lapse of Restrictions.

(A) Phantom Units. Unless otherwise provided in the applicable Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement) or an amount in cash equal to the Fair Market Value (for purposes of this Section 6(b)(iii), as calculated on the last day of the Restricted Period) of a share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(B) Restricted Stock. Upon or as soon as reasonably practicable following the vesting of each share of Restricted Stock, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Stock certificate (or book entry account, as applicable).

(c) DERs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest or other earnings credit), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Stock, Restricted Stock and/or Phantom Units by such formula and at such time(s) and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the underlying Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(d) Other Stock-Based Awards; Cash Awards. Other Stock-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Stock-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Stock, in whole or in part. The Committee shall determine the terms and conditions of any Other Stock-Based Award, including whether such Other Stock-Based Award (or any portion thereof) is fully vested when granted and, if such Other Stock-Based Award (or any portion thereof) is not fully vested when granted, the conditions under which such Other Stock-Based Award (or the unvested portion thereof) may become vested or forfeited. An Other Stock-Based Award may be paid in cash, Stock (including Restricted Stock) or any combination thereof as provided in the applicable Award Agreement. Cash Awards, as an element of or supplement to, or independent of any other Award under the Plan, may also be granted pursuant to this Section 6(d).

(e) Certain Provisions Applicable to Awards.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any of its Affiliates. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(e)(ii)(C), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(e)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates.

(C) The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any related family trust, limited partnership or other transferee specifically approved by the Committee.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Issuance of Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any certificates, if applicable, to make appropriate reference to such restrictions.

(v) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Stock or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Stock pursuant to the exercise or vesting of any Award unless and until the Committee has determined, with advice of counsel, that the issuance of such Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Stock is listed or traded, and the Stock is covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Stock pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Stock pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Stock, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Stock or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

(vii) Change of Control. If specifically provided in an Award Agreement, upon a change of control (as defined in such Award Agreement) the Award may automatically vest and be payable or become exercisable in full, as the case may be.

(viii) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Company or one of its Affiliates of another entity or the securities or assets of another entity (including in connection with the acquisition by the Company or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Company). To the extent permitted by Section 409A, such substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a share of Stock on the date of the substitution.

(ix) Prohibition on Repricing of Options and SARs. Subject to the provisions of Section 4(c) and Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Company’s stockholders so as to (A) reduce the exercise price of any outstanding Options or SARs, (B) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or SAR for Stock, cash or other consideration when the exercise price per share of Stock under such Option or SAR exceeds the Fair Market Value of the underlying Stock, or (D) take any other action that would be considered a “repricing” of an Option or SAR under the listing standards of the New York Stock Exchange or, if the Stock is not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Stock is listed. Subject to Section 4(c), Section 7(c) and Section 8(n), the Committee shall have the authority, without the approval of the Company’s stockholders, to amend any outstanding Award to increase the per share exercise price of any outstanding Options or SARs or to cancel and replace any outstanding Options or SARs with the grant of Options or SARs having a per share exercise price that is equal to or greater than the per share exercise price of the original Options or SARs.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Stock is traded and subject to Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of shares of Stock available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (including, without limitation, requiring or allowing for an election to settle an Award in cash), provided no change, other than pursuant to Section 4(c) or Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or any of its Affiliates, the Company and any of its Affiliates is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Stock, including Stock that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or its Affiliate to satisfy its withholding obligations for the payment of such taxes. In the event that Stock that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of shares of Stock that may be withheld or surrendered shall be limited to the number of shares of Stock that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that such withholding may be based on rates in excess of the minimum statutory withholding rates if (x) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes such withholding at such greater rates and (y) the holder of such Award consents to such withholding at such greater rates.

(c) No Right to Employment or Service Relationship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the Company or its Affiliate may at any time dismiss a Participant from employment or his or her service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and a Participant.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer Stock or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Stock or such other consideration might violate any applicable law or regulation or the rules of the principal securities exchange on which the Stock is then traded, or entitle the Company or one of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any of its Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(j) Facility Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. In making Awards to Employees employed by, or Consultants providing services to, an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate of the Company, and to the extent the Company has an obligation to reimburse the Company for compensation paid to Employees or Consultants for services rendered for the benefit of the Company, such reimbursement payments may be made by the Company directly to the Affiliate of the Company, and, if made to the Company, shall be received by the Company as agent for the Affiliate of the Company.

(l) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company and any of its Affiliates regarding the sharing of costs between such entities.

(m) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest. Notwithstanding any provision herein to the contrary, none of the Board, the Committee, the Company or any of its Affiliates makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with Section 409A and in no event shall the Board, the Committee, the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.

(o) No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or any of its Affiliates (i) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person or (ii) assumes any liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(p) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

Section 9. Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or the Committee or (ii) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan or an Award Agreement to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.